Exhibit 99.1

MVB Financial Corp. Announces Subordinated Debt Redemption

(FAIRMONT, W.Va.) July 17, 2019 - The Board of Directors of MVB Financial Corp. (“MVB Financial” or “MVB”) (NASDAQ: MVBF) today announced the intention to redeem $12.4 million in subordinated debt, which was issued in June 2014.

On July 10, 2019, MVB received a notice of non-objection from the Federal Reserve for the redemption of the outstanding subordinated debt. MVB intends to provide notice to the holders of the notes that the outstanding balances will be redeemed on September 30, 2019.

MVB continues to carve a niche in the fintech industry by making strategic investments in fintech companies. In April 2019, MVB announced that after a recent valuation of MVB’s fintech investment portfolio, MVB recognized a pre-tax gain on its equity investment of $13.5 million that was recognized in the Second Quarter of 2019. This gain is what has allowed MVB to redeem the subordinated debt, and it creates a positive impact for shareholder value by not diluting with additional shares.

“This is another example of MVB’s model going beyond traditional banking and leveraging the disruption occurring in the financial services industry to the benefit of MVB shareholders. At MVB, we take our commitment to the success of our shareholders very seriously and are honored to be their trusted partner on the financial frontier,” said Larry F. Mazza, President and CEO, MVB Financial Corp.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Mortgage and MVB Community Development Corporation, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region. For more information about MVB, please visit ir.mvbbanking.com.

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Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release.  These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties.  Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries, as well as statements regarding MVB’s intent to recognize a holding gain on its equity investment in fintech companies and the anticipated use of the proceeds from such gains, as well as MVB’s future plans with regard to its fintech line of business. When words such as “plans,” “believes,”

“expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Press Release, the Company is making forward-looking statements.  Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include but are not limited to: credit risk; changes in market interest rates; revaluation of equity investments, including MVB’s investments in fintech companies; inability to further scale up the fintech line of business; competition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.